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                                                                    Exhibit 99


           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                          FORM 10-QSB MARCH 31, 1998


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended March 31, 1998:

          Net Income                                                 $  83,000
            Add:  Depreciation                                          53,000
                  Amortization                                           2,000
                  Minority interest in joint venture's operations        1,000
            Less: Cash to reserves                                    (113,000)
                                                                     ---------
            Cash Available for Distribution                          $  26,000
                                                                     =========
            Distributions allocated to General Partners              $   1,000
                                                                     =========
            Distributions allocated to Limited Partners              $  25,000
                                                                     =========


     2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended March 31, 1998:

      Entity Receiving                             Form of
        Compensation                            Compensation            Amount
        ------------                            ------------            ------

     General Partners              Interest in Cash Available
                                    for Distribution                   $ 1,000

     WFC Realty Co., Inc.          Interest in Cash Available
     (Initial Limited Partner)      for Distribution                   $     5


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